                                                                    BINGHAM DANA

                                  July 20, 2001

  Wave Systems Corp.
  480 Pleasant Street
  Lee, MA 01238

         Re: REGISTRATION STATEMENT ON FORM S-3

  Ladies and Gentlemen:

  We have acted as counsel for Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 667,000 shares of Class A common stock, $0.01 par value per share, of the Company (the "Shares"), to be offered by a certain stockholder of the Company (the "Selling Stockholder"), pursuant to a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission on July 21, 2001.

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

         Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                    BINGHAM DANA LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, Commonwealth of Massachusetts, on the 20st day of July, 2001.

                               Wave Systems Corp.
                               By:
                                  ---------------------------------------------
                               Name: Steven K. Sprague
                               Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter J. Sprague and Steven Sprague and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                    TITLE                             DATE
                                                       Chairman                         July 20, 2001
-----------------------------------
         Peter J. Sprague

                                          President, Chief Executive Officer            July 20, 2001
-----------------------------------                  and Director
          Steven Sprague

                                                       Director                         July 20, 2001
-----------------------------------
       John E. Bagalay, Jr.

                                                       Director                         July 20, 2001
-----------------------------------
          Michael Seedman

                                                       Director                         July 20, 2001
-----------------------------------
           George Gilder

                               .                       Director                         July 20, 2001
-----------------------------------
     John E. McConnaughy, Jr.

-----------------------------------                    Director                         July 20, 2001
          Nolan Bushnell

                                            Senior Vice President, Finance              July 20, 2001
-------------------------------           and Administration, Chief Financial
         Gerard T. Feeney                  Officer and Secretary  (Principal
                                     Financial Officer and Duly Authorized Officer
                                                  of the Registrant)


                                       2